wpdoc2\nsar\1999\116-77m - 1999.doc
12/10/99
NAME OF REGISTRANT:
Franklin Federal Tax-Free Income Fund
File No. 811-3395

EXHIBIT - Item 77M:  Mergers


Pursuant to an Agreement and Plan of Reorganization between Franklin Federal Tax-Free Income Fund ("Federal Fund") and Franklin Tax-Free Trust, on behalf of its series Franklin Indiana Tax-Free Income Fund ("Indiana Fund"), the Federal Fund acquired all of the assets Indiana Fund on June 24, 1999, in exchange solely for shares of common stock of the Federal Fund and the distribution, pursuant to the Agreement and Plan of Reorganization, of the Federal Fund's shares of common stock to the shareholders of the Indiana Fund.

Pursuant to an Agreement and Plan of Reorganization between Franklin Federal Tax-Free Income Fund ("Federal Fund") and Franklin Municipal Securities Trust, on behalf of its series Franklin Hawaii Municipal Bond Fund ("Hawaii Fund"), the Federal Fund acquired all of the assets Hawaii Fund on June 24, 1999, in exchange solely for shares of common stock of the Federal Fund and the distribution, pursuant to the Agreement and Plan of Reorganization, of the Federal Fund's shares of common stock to the shareholders of the Hawaii Fund.

Pursuant to an Agreement and Plan of Reorganization between Franklin Federal Tax-Free Income Fund ("Federal Fund") and Franklin Municipal Securities Trust, on behalf of its series Franklin Arkansas Municipal Bond Fund ("Arkansas Fund"), the Federal Fund acquired all of the assets Arkansas Fund on August 26, 1999, in exchange solely for shares of common stock of the Federal Fund and the distribution, pursuant to the Agreement and Plan of Reorganization, of the Federal Fund's shares of common stock to the shareholders of the Arkansas Fund.

Pursuant to an Agreement and Plan of Reorganization between Franklin Federal Tax-Free Income Fund ("Federal Fund") and Franklin Municipal Securities Trust, on behalf of its series Franklin Washington Municipal Bond Fund ("Washington Fund"), the Federal Fund acquired all of the assets Washington Fund on August 26, 1999, in exchange solely for shares of common stock of the Federal Fund and the distribution, pursuant to the Agreement and Plan of Reorganization, of the Federal Fund's shares of common stock to the shareholders of the Washington Fund.